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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 1, 1996
                         SALTON/MAXIM HOUSEWARES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                        0-19557                      36-3777824
  (State or other jurisdiction      Commission File Number              (IRS Employer
        of incorporation)                                            Identification No.)
 550 BUSINESS CENTER DRIVE, MOUNT PROSPECT, ILLINOIS       60056
         (Address of principal executive offices)           Zip Code

                (Registrant's telephone number): (847) 803-4600

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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On July 1, 1996, Salton/Maxim Housewares, Inc. (the "Registrant" or the "Company") acquired substantially all of the assets and certain liabilities of Block China Corporation ("Block China"). Block China designs and markets table top products, including china, crystal and glassware. The assets acquired by the Registrant include, without limitation, cash, accounts receivable, inventories, machinery, equipment, tools, dies, intellectual property (including patents, trademarks, etc. and associated goodwill), personal and real property leases, license agreements and other contracts.

     The purchase price paid by the Registrant was $1,485,000 in cash, which is subject to adjustment based upon an audit, and a warrant to purchase 25,000 shares of Common Stock with an exercise price equal to $4.83 per share. The purchase price also includes an earn-out of up to $500,000 and 150,000 shares of the Registrant's Common Stock based upon Block China's financial performance over a three-year period. The Company also entered into a three-year employment agreement with Robert C. Block, the principal stockholder of Block China.

     The cash purchase price and cash used to retire Block China's bank debt assumed by the Registrant in the acquisition was paid in part from available cash and in part from an advance on the Company's line of credit with Foothill Capital Corporation. The acquisition will be accounted for under the purchase method of accounting.

     Reference is made to the Asset Purchase Agreement dated July 1, 1996 by and among the Registrant, Block China and Robert C. Block (Exhibit 1).

     (b) The assets acquired by the Registrant include Block China's tools, dies, machinery and equipment. Those assets had been used by Block China in connection with the design and marketing of table top products, including china, crystal and glassware. It is the present intention of the Registrant to continue to use such assets for the same purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

     The following financial statements of Block China as specified by Item 7(a) of Form 8-K are set forth on pages 2 to 14 of this current report on Form 8-K.

Independent Auditors' Report

Audited Financial Statements
  Balance Sheets at December 31, 1995 and 1994
  Statements of Operations and Accumulated Deficit for the years ended December
    31, 1995 and 1994
  Statements of Cash Flows for the years ended December 31, 1995 and 1994
  Notes to Financial Statements

Unaudited Financial Statements
  Balance Sheet at March 31, 1996
  Statements of Income for the three months ended March 31, 1996 and 1995 Statements of Cash Flows for the three months ended March 31, 1996 and 1995 Notes to Unaudited Financial Statements

     (b) Pro forma financial information.

     The pro forma financial information required pursuant to Article 11 of Regulation S-X is set forth on pages 15 to 19 of this Current Report on Form 8-K. The pro forma financial information reflects: (i) the acquisition by the Registrant of substantially all of the assets and certain liabilities of Block China; and (ii) the consummation of the previously announced agreement by the Registrant to sell 6,508,572 newly issued shares of the Registrant's common stock (which will represent 50% of the outstanding shares of common stock after giving effect to such sale) to Windmere-Durable Holdings, Inc. ("Windmere") for $3,254,286, a subordinated promissory note in the aggregate principal amount of $10,847,620 and 748,112 shares of Windmere's common stock (the "Transaction"). The closing of the Transaction, currently anticipated in the middle of July, 1996, remains subject to a number of conditions, including approval by the Registrant's stockholders.

     (c) Exhibits:

     1. Asset Purchase Agreement dated July 1, 1996 by and among the Registrant, Block China and Robert C. Block.

     2. Press Release of Registrant dated July 1, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Block China Corporation
New York, New York

     We have audited the accompanying balance sheets of Block China Corporation as of December 31, 1995 and 1994, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Block China Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Shine & Company

April 17, 1996, except as to note 13,
which is as of July 1, 1996
New York, New York

                            BLOCK CHINA CORPORATION

                                 BALANCE SHEETS
                                  DECEMBER 31,

                                                                           1995          1994
                                                                        ----------    ----------
                               ASSETS
CURRENT ASSETS:
  Cash...............................................................   $  135,083    $  168,344
  Accounts receivable................................................    2,250,411     2,121,412
  Inventory..........................................................    3,333,698     3,532,263
  Prepaid expenses and other receivables.............................      171,061       208,518
  Marketable securities..............................................           --         5,535
                                                                        ----------    ----------
       Total current assets..........................................    5,890,253     6,036,072
PROPERTY AND EQUIPMENT, at cost -- net...............................      286,165       241,612
OTHER ASSETS:
  Security deposits..................................................       30,729        30,529
                                                                        ----------    ----------
                                                                        $6,207,147    $6,308,213
                                                                        ==========    ==========
                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade drafts and accounts payable..................................   $1,714,319    $1,677,073
  Notes payable -- bank..............................................    3,495,361     3,735,929
  Loans payable -- stockholders......................................      272,000       122,000
  Accrued expenses payable...........................................      178,439       304,412
  Equipment lease payable............................................       15,852            --
                                                                        ----------    ----------
       Total current liabilities.....................................    5,675,971     5,839,414
                                                                        ----------    ----------
LONG-TERM LIABILITIES:
  Officer's loan payable.............................................      166,031       166,031
  Equipment lease payable............................................       35,932            --
  Loan payable -- other..............................................           --       100,000
                                                                        ----------    ----------
                                                                           201,963       266,031
                                                                        ----------    ----------
STOCKHOLDERS' EQUITY:
  Common stock -- $.01 par value
     15,000 shares -- Authorized
     10,934 shares -- Issued and outstanding.........................          109           109
  Capital in excess of par value.....................................    1,617,186     1,517,186
  Accumulated deficit................................................      (72,751)      (99,196)
                                                                        ----------    ----------
                                                                         1,544,544     1,418,099
  Less treasury stock, at cost, 6,413.5 shares.......................    1,215,331     1,215,331
                                                                        ----------    ----------
       Total Stockholders' Equity....................................      329,213       202,768
                                                                        ----------    ----------
                                                                        $6,207,147    $6,308,213
                                                                        ==========    ==========

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      -----------    -----------
REVENUE
  Net sales, including retail outlet sales of $236,143 in 1995
     and $528,906 in 1994..........................................   $15,688,756    $14,876,777
  Cost of Goods Sold...............................................    10,016,084      9,158,116
                                                                      -----------    -----------
  Gross Profit.....................................................     5,672,672      5,718,661
                                                                      -----------    -----------
OPERATING EXPENSES
  Cooperative advertising allowance................................       580,110        400,447
  Warehouse........................................................     1,192,285      1,157,761
  Selling..........................................................     2,281,474      1,872,550
  General and administrative.......................................     1,283,529      1,579,558
  Retail outlets...................................................        89,897        262,628
                                                                      -----------    -----------
                                                                        5,427,295      5,272,944
                                                                      -----------    -----------
  Income from Operations...........................................       245,377        445,717
                                                                      -----------    -----------
OTHER INCOME (EXPENSES)
  Commission income................................................       326,975        224,934
  Dividend and miscellaneous income................................         1,615         10,864
  Interest expense -- net..........................................      (499,485)      (402,304)
  Loss on foreign currency exchange................................       (16,037)       (73,767)
  Litigation settlement............................................       (30,000)            --
  Moving expense...................................................            --        (49,263)
                                                                      -----------    -----------
                                                                         (216,932)      (289,536)
                                                                      -----------    -----------
  Income Before Income Taxes.......................................        28,445        156,181
Less: Provision for state and local income taxes...................         2,000          3,400
                                                                      -----------    -----------
     NET INCOME....................................................        26,445        152,781
Accumulated Deficit -- Beginning of Year...........................       (99,196)      (251,977)
                                                                      -----------    -----------
Accumulated Deficit -- End of Year.................................   $   (72,751)   $   (99,196)
                                                                      ===========    ===========

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                           1995         1994
                                                                         ---------    ---------
FROM OPERATING ACTIVITIES
  Net Income..........................................................   $  26,445    $ 152,781
     Adjustments to Reconcile Net Income to Net Cash Flow from
       Operating Activities:
       Depreciation...................................................      52,262       29,903
       Increase in allowance for sales returns and advertising........      83,288       60,475
       (Increase) Decrease in Operating Assets
       Accounts receivable............................................    (212,287)    (419,715)
       Inventory......................................................     198,565     (662,356)
       Prepaid expenses, other receivables and assets.................      37,257      (74,724)
       (Decrease) Increase in Operating Liabilities
       Trade accounts payable.........................................      37,216      393,277
       Accrued expenses...............................................    (125,973)     101,176
                                                                         ---------    ---------
  Net Cash from Operating Activities..................................      96,773     (419,183)
                                                                         ---------    ---------
FROM INVESTING ACTIVITIES
  Purchase of equipment and improvements..............................     (96,815)    (130,821)
  Sale of marketable securities.......................................       5,535           --
                                                                         ---------    ---------
     Net Cash from Investing Activities...............................     (91,280)    (130,821)
                                                                         ---------    ---------
FROM FINANCING ACTIVITIES
  (Decrease) increase in bank loan....................................    (240,536)     276,989
  Increase (decrease) in officers/stockholders loans..................     150,000      (13,278)
  (Decrease) increase in loan payable -- other........................    (100,000)     100,000
  Additional pain-in-capital..........................................     100,000           --
  Equipment lease financing -- net....................................      51,782           --
                                                                         ---------    ---------
  Net Cash from Financing Activities..................................     (38,754)     363,711
                                                                         ---------    ---------
     Decrease in Cash.................................................     (33,261)    (186,293)
Cash -- Beginning of Year.............................................     168,344      354,637
                                                                         ---------    ---------
Cash -- End of Year...................................................   $ 135,083    $ 168,344
                                                                         =========    =========
Additional disclosures of operating cash flows paid:
  Interest............................................................   $ 465,038    $ 403,401
  Income taxes........................................................   $   3,008    $   1,139

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1. BUSINESS ACTIVITY

     Block China Corporation (The Company) is an importer of fine china, crystal and ceramics for sale to department stores and other retail establishments.

     A retail outlet store located in Long Branch, New Jersey has been in operation since December 1991. Stores in Reading, Pennsylvania and New York City ceased operations in September 1994 and February 1995, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventory -- Inventory, which consist of finished goods, is valued at the lower of weighted average cost or market value.

     Depreciation -- Property and equipment are stated at cost. The cost of maintenance and repairs are charged to operations as incurred. Property and equipment acquired prior to 1981 are depreciated using the straight line method based on useful lives. Subsequent acquisitions are depreciated using the accelerated cost recovery system or modified accelerated cost recovery system. Depreciation expense for the years ended December 31, 1995 and 1994 amounted to $52,262 and $26,728 respectively.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Leases -- The Company leases certain computer equipment with a lease term of four years. The equipment has been capitalized using interest rates appropriate at the inception of the lease. This lease has been included in property and equipment at a value of $58,045.

     Minimum future lease payments due as of December 31, 1995 are as follows:

                                        YEAR                                   AMOUNT
        --------------------------------------------------------------------   -------
        1996................................................................   $15,852
        1997................................................................    15,852
        1998................................................................    15,852
        1999................................................................     4,228
                                                                               -------
                                                                                51,784
        Less: current portion...............................................    15,852
                                                                               -------
        Long term obligations at December, 31, 1995.........................   $35,932
                                                                               =======

     Foreign Currency Translation -- Assets and liabilities denominated in foreign currencies are adjusted to values based on the foreign exchange rates as of the Company's year end. The resultant gain or loss is recorded in income for financial statement purposes. This gain or loss is not recognized for income tax purposes. No deferred tax liability has been created for this timing difference.

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

     Gains and losses on closed foreign currency transactions are recorded in income as incurred.

                                                                             1995        1994
                                                                           --------    --------
Realized currency loss from closed transactions.........................   $(11,366)   $(75,195)
Unrealized (losses) gains as of December 31,............................     (4,671)      1,428
                                                                           ----------  ----------
  Total Currency Loss...................................................   $(16,037)   $(73,767)
                                                                           ==========  ==========

3. ACCOUNTS RECEIVABLES

     Accounts receivable at December 31, 1995 and 1994 were comprised of:

                                                                           1995          1994
                                                                        ----------    ----------
Accounts receivable..................................................   $  585,676    $  749,898
Due from factor......................................................    1,908,420     1,531,911
                                                                        ----------    ----------
                                                                         2,494,096     2,281,809
Less allowance for sales returns and advertising.....................      243,685       160,397
                                                                        ----------    ----------
                                                                        $2,250,411    $2,121,412
                                                                        ==========    ==========

     The Company assigns substantially all of its receivables to a commercial factor up to maximum amounts established for each customer. Receivables in excess of such limitations are subject to recourse in the event of the customer's non-payment. As of December 31, 1995, approximately $78,000 of the amount due from the factor was subject to recourse.

     The factoring arrangement exists in conjunction with a $1,475,000 revolving credit line provided by the Company's primary lender (See Notes Payable -- Banks).

4. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 was comprised of:

                                                                      1995          1994
                                                                    --------      --------
    Furniture and equipment......................................   $272,031      $206,332
    Automobiles..................................................      9,240         9,240
    Warehouse equipment..........................................     66,329        49,879
    Leasehold improvements.......................................    191,218       176,552
                                                                    --------      --------
                                                                     538,818       442,003
    Less: Accumulated depreciation...............................    252,653       200,391
                                                                    --------      --------
                                                                    $286,165      $241,612
                                                                    ========      ========

5. NOTES PAYABLE -- BANKS

     Term Loans and Credit Lines -- The Company has arrangements with two banks for credit facilities. Generally, the loans are secured by the Company's factored receivables, accounts receivable and inventory and are guaranteed by the Company's principal stockholder.

     The arrangement with the primary bank provides a term loan in the original amount $2,400,000 which bears interest at 1 1/2% over the bank's prime rate. The loan was amended effective September 1, 1995 requiring principal payments of $7,500 per week beginning October 6, 1995. Prior to the amendment, principal payments due on the term loan were ten percent of each borrowing on the revolving credit line (see note

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

below). The balance outstanding on this loan at December 31, 1995 and 1994 amounted to $1,930,452 and $2,176,552 respectively.

     In September 1993 the primary bank made available a $600,000 revolving line of credit that was subsequently increased to $1,375,000 in July 1994. The credit line was increased to $1,475,000 in September 1995. Advances against the credit line bear interest at 1 1/2% over the bank's prime rate and cannot exceed eighty percent of factor approved accounts receivable. Each revolving credit loan is for a term of 90 days. Balances of $927,356 and $949,977 were outstanding on this line at December 31, 1995 and 1994 respectively.

     The terms of the revolving credit line require the Company to maintain its accounts receivable with a commercial factor.

     The primary bank also provided the Company with a $500,000 line of credit for opening letters of credit to purchase merchandise from a single supplier in Portugal. Payment is due 90 days from the date the letter of credit is presented for payment. An additional 60 day extension is available on the letter of credit borrowings. Interest on this line is at 1 1/2% above the bank's prime rate. The balance due on this line at December 31, 1995 was $298,155.

     The secondary bank has made available a term loan of $429,400 (the original sum was $1,230,000). As amended June 26, 1995, the loan bears interest at 2% over the bank's prime rate and requires monthly principal repayments of $15,000. At December 31, 1995 and 1994, loans outstanding under this facility were $339,400 and $609,400 respectively.

     In May 1994 the Company made an unscheduled principal payment on its term loans of $150,000. The payment was applied $110,460 to the primary lender and $39,540 to the secondary lender.

     The term loans (both primary and secondary lenders) and credit line terminated December 31, 1995. The Company has an arrangement with both lenders that all credit facilities remain in place without change.

                           LENDING SUMMARY                          1995          1994
        ------------------------------------------------------   ----------    ----------
        Primary Lender
          Term loan...........................................   $1,930,452    $2,176,552
          Credit line.........................................      927,356       949,977
          Letter of credit line...............................      298,155            --
        Secondary Lender
          Term loan...........................................      339,400       609,400
                                                                 ----------    ----------
                                                                 $3,495,363    $3,735,929
                                                                 ==========    ==========

6. LOANS PAYABLE -- OFFICER/STOCKHOLDER

     A stockholder loan in the amount of $122,000 bears interest at an annual rate of 1 1/2% over the prime rate of the Company's primary lender. A second loan of $150,000 bears interest at a rate of 9 1/2% per annum. The stockholder's loans are due to minority shareholders.

     The officer's loan is payable to the principal stockholder of the Company and carries interest at 1 1/2% over the primary lenders prime rate.

                                                                      1995        1994
                                                                    --------    --------
        Current Liabilities
          Loans payable -- Stockholders..........................   $272,000    $122,000
                                                                    ========    ========
        Non-current Liabilities
          Officer's loan payable.................................   $166,031    $166,031
                                                                    ========    ========

     The stockholder loans are payable upon demand.

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

7. LOAN PAYABLE -- OTHER

     In 1994 a loan of $100,000 was made to the Company by an unrelated party. This loan was converted to equity in 1995.

8. INCOME TAXES AND RETAINED EARNINGS

     Effective January 1, 1987, the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an "S" Corporation. In lieu of corporation income taxes, the stockholders of an "S" Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

     For Federal tax purposes, retained earnings is comprised of the following components:

                                                                    1995         1994
                                                                  ---------    ---------
        Accumulated adjustments account (Subchapter "S"
          Corp.)...............................................   $(561,695)   $(588,140)
        Retained earnings (Subchapter "C" Corp.)...............     488,944      488,944
                                                                  ---------    ---------
                                                                  $ (72,751)   $ (99,196)
                                                                  =========    =========

9. INTEREST EXPENSE

     The components of interest expense are as follows:

                                                                      1995        1994
                                                                    --------    --------
        Interest expense -- term loans and credit lines..........   $428,819    $370,073
        Interest expense -- stockholder, officer's loans and
          miscellaneous..........................................     70,666      33,327
        Interest income..........................................         --      (1,096)
                                                                    --------    --------
                                                                    $499,485    $402,304
                                                                    ========    ========

10. PENSION PLAN

     The Company adopted a non-contributory defined contribution pension plan 401(k) in 1991. No matching contributions have been made by the Company to this plan for the years ending December 31, 1995 and 1994.

11. CONCENTRATION OF BUSINESS

Two customers accounted for approximately 24.1% and 20% respectively of the Company's calendar year 1995 and 1994 net sales.

12. COMMITMENTS & CONTINGENCIES

     Leases -- The Company leases office, warehouse and retail outlet premises requiring minimum annual rental payments plus real estate tax escalation's (warehouse only). The office lease term is from January 1, 1996 to December 31, 1996. The retail outlet lease lapsed in May 1995 and is on a month to month basis. The

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

warehouse is subleased with a term from March 1, 1994 through June 30, 1997. Minimum rental payments are listed below.

                                                         OFFICE     WAREHOUSE
                                                        --------    ---------
                    1996.............................   $135,000    $203,569
                    1997.............................         --     101,785

     The Company exercised its option not to continue the lease of its retail outlet space in Reading, Pennsylvania, effective September 1994. The Company also discontinued its monthly lease for its New York City retail outlet in February 1995.

     Rent expense for the years ended December 31, 1995 and 1994 amounted to $377,125 and $502,855 respectively.

     Letter of Credit -- At December 31, 1995, the Company was contingently liable on $175,289 of outstanding letters of credit.

     Warehouse Operations -- The Company contracts with an independent warehouse operator to manage all receiving, shipping and warehouse operations. The monthly fee for these services for calendar year 1996, including all labor costs, is the greater of $39,375 or 3 1/2% of gross sales shipped by the warehouse. Warehouse management fees for the years ended December 31, 1995 and 1994 were $525,000 and $420,758 respectively.

     Expenses incurred in moving the Company's warehouse operations from New York City to North Bergen, New Jersey in February 1994 totaled $49,263.

     License Agreement -- The Company entered into a licensing agreement which required license fees which range from 3-5% of gross sales of the licensed product. Sales of the licensed products commenced in March 1995 and totaled approximately $2.4 million.

     Litigation -- A former sales representative of the Company filed a claim for wrongful termination due to age discrimination. The Company settled the claim in 1995 for $30,000.

     The Company also settled litigation with a former supplier for payment of delivered goods. The settlement was for the original merchandise cost which was included in the 1994 operating results, plus interest of $14,057 which is an expense in 1995.

13. SUBSEQUENT EVENTS

     On July 1, 1996, the Company sold substantially all of its assets (subject to certain liabilities) to Salton/Maxim Housewares, Inc. ("Salton/Maxim"). The consideration paid by Salton/Maxim consisted of $1,485,000 in cash and a warrant to purchase 25,000 shares of Salton/Maxim's common stock with an exercise price equal to $4.83 per share. The consideration also included an earn-out of up to $500,000 and 150,000 shares of Salton/Maxim common stock based on the Company's financial performance over a three-year period.

                            BLOCK CHINA CORPORATION

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current Assets
  Cash........................................................................    $     24,626
  Accounts receivable -- net..................................................         391,251
  Due from Factors............................................................       2,162,765
  Loans and exchanges.........................................................         (14,791)
  Inventory...................................................................       3,561,923
  Prepaid expenses............................................................         240,261
                                                                                  ------------
     Total Current Assets.....................................................       6,366,035
Property and Equipment
  Machinery & Equipment.......................................................          60,324
  Furniture and fixtures......................................................         211,708
  Automobiles.................................................................          12,303
  Warehouse equipment.........................................................          66,329
  Leasehold improvements......................................................         191,218
                                                                                  ------------
                                                                                       541,882
  Less: Accumulated Depreciation..............................................        (261,236)
                                                                                  ------------
     Net Property & Equipment.................................................         280,646
Other Assets
  Security deposits...........................................................          30,729
                                                                                  ------------
     Total Other Assets.......................................................          30,729
                                                                                  ------------
     Total Assets.............................................................    $  6,677,410
                                                                                  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable -- BPA........................................................    $  3,253,611
  Notes payable -- LBS........................................................         294,400
  Accounts payable............................................................       2,147,102
  Accrued expenses............................................................         126,560
  Loan payable -- Officer.....................................................         413,031
  Equipment leases payable....................................................          15,852
                                                                                  ------------
     Total Current Liabilities................................................       6,250,556
Long-Term Liabilities
  Equipment leases payable....................................................          30,538
                                                                                  ------------
     Total Long-Term Liabilities..............................................          30,538
                                                                                  ------------
     Total Liabilities........................................................       6,281,094
Stockholders' Equity
  Capital stock -- par value..................................................             109
  Paid in capital.............................................................       1,617,186
  Retained Earnings...........................................................          (5,648)
  Less treasury stock.........................................................      (1,215,331)
                                                                                  ------------
     Total Stockholders' Equity...............................................         396,316
                                                                                  ------------
     Total Liabilities & Stockholders' Equity.................................    $  6,677,410
                                                                                  ============

                            BLOCK CHINA CORPORATION

                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                           1996          1995
                                                                        ----------    ----------
Income
  Net sales..........................................................   $3,367,109    $2,179,058
  Warehouse sales....................................................       68,413        73,963
                                                                        ----------    ----------
     Total income....................................................    3,435,522     2,253,021
                                                                        ----------    ----------
     Cost of sales...................................................    2,039,469     1,400,927
                                                                        ----------    ----------
     Gross profit....................................................    1,396,053       852,094
                                                                        ----------    ----------
Expenses
  Warehouse expenses.................................................      287,221       247,137
  Advertising allowance..............................................      148,886        62,266
  Selling expenses...................................................      534,783       375,952
  General and administrative expenses................................      255,464       356,547
  New York store expenses............................................            0        19,818
  New Jersey store expenses..........................................       24,937        15,553
  Reading store expenses.............................................            0        30,024
                                                                        ----------    ----------
     Total expenses..................................................    1,251,292     1,107,297
                                                                        ----------    ----------
  Operating Profit (Loss)............................................      144,761      (255,203)
                                                                        ----------    ----------
Other income (expense)
  Commission income..................................................       74,265        38,823
  Interest income....................................................            0           181
  Miscellaneous income...............................................            0           812
  Interest expense...................................................     (106,733)      (73,940)
  Gain (loss) on currency............................................       (1,897)       15,072
  Factor commissions.................................................      (43,294)      (31,612)
  Moving expenses....................................................            0       (49,263)
                                                                        ----------    ----------
     Total other income (expense)....................................      (77,660)      (99,927)
                                                                        ----------    ----------
  Net profit (loss)..................................................   $   67,101    $ (355,130)
                                                                        ==========    ==========

                            BLOCK CHINA CORPORATION

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                           1996         1995
                                                                         ---------    ---------
Operating Activities
  Net income (loss)...................................................   $  67,101    $(112,051)
  Adjustment to reconcile net income to net cash provided by (used in)
     operating activities
     Depreciation and amortization....................................       8,583        8,341
     (Increase) decrease in operating assets
       Accounts receivable............................................    (303,605)      12,366
       Merchandise inventory..........................................    (228,225)    (549,296)
       Prepaid expenses, other receivables and assets.................     (54,408)     103,193
     Increase (decrease) in operating liabilities
       Accounts payable...............................................     432,783      129,537
       Accrued expenses and other current liabilities.................     (51,878)     (71,634)
                                                                         ---------    ---------
  Net cash (used in) operating activities.............................    (129,649)    (479,544)
                                                                         ---------    ---------
Investing activities
  Acquisition of property and equipment...............................      (3,064)     (21,090)
                                                                         ---------    ---------
     Net cash (used in) investing activities..........................      (3,064)     (21,090)
                                                                         ---------    ---------
Financing activities
  Increase (decrease) in bank loan....................................      52,650      201,103
  Increase (decrease) in officers/stockholders loans..................     (25,000)     150,000
  Increase (decrease) in loan payable -- other........................          --     (100,000)
  Additional paid in capital..........................................          --      100,000
  Equipment lease financing -- net....................................      (5,394)          --
                                                                         ---------    ---------
     Net cash provided by financing activities........................      22,256      351,103
                                                                         ---------    ---------
Decrease in cash......................................................    (110,457)    (149,531)
Cash -- beginning of period...........................................     135,083      168,344
                                                                         ---------    ---------
Cash -- end of period.................................................   $  24,626    $  18,813
                                                                         =========    =========
Additional disclosure of operating cash flows paid during the period
  Interest............................................................   $ 126,336    $ 104,979
  Income taxes........................................................   $   1,249    $   1,128

                            BLOCK CHINA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL STATEMENTS

     The financial statements have been prepared from the Company's books without audit and are subject to year-end adjustments. The interim financial statements reflect all adjustments consisting only of normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of financial information. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.

2. SUBSEQUENT EVENTS

     On July 1, 1996, the Company sold substantially all of its assets (subject to certain liabilities) to Salton/Maxim Housewares, Inc. ("Salton/Maxim"). The consideration paid by Salton/Maxim consisted of $1,485,000 in cash and a warrant to purchase 25,000 shares of Salton/Maxim's common stock with an exercise price equal to $4.83 per share. The consideration also included an earn-out of up to $500,000 and 150,000 shares of Salton/Maxim common stock based on the Company's financial performance over a three-year period.

                         SALTON/MAXIM HOUSEWARES, INC.
                         PRO FORMA FINANCIAL STATEMENTS
    The pro forma statements of operations for the thirty-nine weeks ended March 30, 1996 and the fiscal year ended July 1, 1995 give effect to the current assumptions relating to the Transaction and the acquisition of Block China as described under "Salton/Maxim Housewares, Inc. Notes to Pro Forma Financial Statements" below, assuming the Transaction and such acquisition had occurred as of July 3, 1994. The pro forma balance sheet gives effect to the current assumptions relating to the Transaction and the acquisition of Block China as if they had occurred on March 30, 1996.
    The pro forma financial statements have been derived from and should be read in conjunction with the historical financial statements included elsewhere herein. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transaction and the acquisition of Block China been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations or financial position.
                       PRO FORMA STATEMENT OF OPERATIONS
             FOR THIRTY-NINE WEEKS ENDED MARCH 30, 1996 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           ACQUISITION              PRO FORMA
                                                                                         OF BLOCK CHINA             TO REFLECT
                                                THE TRANSACTION                   -----------------------------  THE TRANSACTION
                                               -----------------    PRO FORMA       BLOCK                            AND THE
                                    COMPANY     PRO FORMA         TO REFLECT THE  HISTORICAL   PRO FORMA          ACQUISITION OF
                                   HISTORICAL  ADJUSTMENTS  NOTE   TRANSACTION     (NOTE 8)   ADJUSTMENTS  NOTE    BLOCK CHINA
                                   ----------  -----------  ----  --------------  ----------  -----------  ----  ----------------
Net sales.........................   $79,844           $                $79,844     $12,832           $                 $92,676
Cost of goods sold................    55,320                            55,320        7,928                              63,248
Distribution expenses.............     4,426                             4,426          954                               5,380
                                     -------       -----               -------      -------                             -------
Gross profit......................    20,098                            20,098        3,950                              24,048
Selling, general and
  administrative expenses.........    14,345                            14,345        3,251        173       9           17,769
                                     -------       -----               -------      -------      -----                  -------
Operating income..................     5,753                             5,753          699       (173)                   6,279
Interest expense, net.............     2,976        (651)     1          2,325          363         (7)     10            2,681
Other income, net.................                                                       82                                  82
Dividend income...................                   112      2            112                                              112
                                     -------       -----               -------      -------      -----                  -------
Income before taxes...............     2,777         763                 3,540          418       (166)                   3,792
Income taxes......................        90         656      3            746            2         42      11              790
                                     -------       -----               -------      -------      -----                  -------
Net income........................   $ 2,687       $ 107               $ 2,794      $   416      $(208)                 $ 3,002
                                     =======       =====               =======      =======      =====                  =======
Weighted average common and common
  equivalent shares outstanding... 6,583,783                        13,092,355                                       13,092,355
Net income per common and common
  equivalent share................     $0.41                             $0.21                                            $0.23

                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR FISCAL YEAR ENDED JULY 1, 1995 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           ACQUISITION              PRO FORMA
                                                                                         OF BLOCK CHINA             TO REFLECT
                                                THE TRANSACTION                   -----------------------------  THE TRANSACTION
                                               -----------------    PRO FORMA       BLOCK                            AND THE
                                    COMPANY     PRO FORMA         TO REFLECT THE  HISTORICAL   PRO FORMA          ACQUISITION OF
                                   HISTORICAL  ADJUSTMENTS  NOTE   TRANSACTION     (NOTE 8)   ADJUSTMENTS  NOTE    BLOCK CHINA
                                   ----------  -----------  ----  --------------  ----------  -----------  ----  ----------------
Net sales.........................   $76,991           $                $76,991     $15,496           $                 $92,487
Cost of goods sold................    55,552                            55,552        9,759                              65,311
Distribution expenses.............     4,570                             4,570        1,168                               5,738
                                      ------      ------               -------        -----                             -------
Gross profit......................    16,869                            16,869        4,569                              21,438
Selling, general and
  administrative expenses.........    13,141                            13,141        3,908        230       9           17,279
                                      ------      ------               -------        -----      -----                  -------
Operating income..................     3,728                             3,728          661       (230)                   4,159
Interest expense, net.............     3,057        (868)     1          2,189          479         (4)     10            2,664
Other income, net.................                                                       13                                  13
Dividend income...................                   150      2            150                                              150
                                      ------      ------               -------        -----      -----                  -------
Income before taxes...............       671       1,018                 1,689          195       (226)                   1,658
Income taxes......................        20         283      3            303                     (55)     11              248
                                      ------      ------               -------        -----      -----                  -------
Net income........................    $  651      $  735               $ 1,386        $ 195      $(171)                 $ 1,410
                                      ======      ======               =======        =====      =====                  =======
Weighted average common and common
  equivalent shares outstanding... 5,901,133                        12,409,705                                       12,409,705
Net income per common and common
  equivalent share................     $0.11                             $0.11                                            $0.11

                  See Notes to Pro Forma Financial Statements.

                            PRO FORMA BALANCE SHEET
                                 MARCH 30, 1996
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       ACQUISITION OF            PRO FORMA
                                                                                        BLOCK CHINA             TO REFLECT
                                              THE TRANSACTION                   ----------------------------  THE TRANSACTION
                                             -----------------    PRO FORMA       BLOCK                           AND THE
                                  COMPANY     PRO FORMA         TO REFLECT THE  HISTORICAL  PRO FORMA         ACQUISITION OF
                                 HISTORICAL  ADJUSTMENTS  NOTE   TRANSACTION    (NOTE 12)  ADJUSTMENTS  NOTE    BLOCK CHINA
                                 ----------  -----------  ----  --------------  ---------  -----------  ----  ---------------
ASSETS
Current assets:
  Cash..........................  $      8    $   2,754     4      $  2,762      $    25     $(2,787)    13      $
  Accounts receivable, net of
    allowance...................    17,982                           17,982        2,553        (400)    14         20,135
  Inventories...................    27,146                           27,146        3,562                 15         30,708
  Prepaid expenses and other
    current assets..............     1,634                            1,634          226        (114)    16          1,746
                                  --------    ---------            --------      -------     -------             ---------
      Total current assets......    46,770        2,754              49,524        6,366      (3,301)               52,589
Property, plant and equipment:
  Molds and tooling.............    11,072                           11,072                                         11,072
  Warehouse equipment...........       282                              282           66                               348
  Office furniture and
    equipment...................     1,847                            1,847          476                             2,323
                                  --------    ---------            --------      -------     -------             ---------
                                    13,201                           13,201          542                            13,743
  Less accumulated
    depreciation................    (8,109)                          (8,109)        (261)        261     17         (8,109)
                                  --------                         --------      -------     -------             ---------
                                     5,092                            5,092          281         261                 5,634
Investment in Windmere Common
  Stock.........................                 10,100     6        10,100                                         10,100
Goodwill and other
  intangibles...................                                                               1,393     18          1,393
Other assets (net of accumulated
  amortization).................     3,846                            3,846           30                 19          3,876
                                  --------    ---------            --------      -------     -------             ---------
      Total assets..............  $ 55,708    $  12,854            $ 68,562      $ 6,677     $(1,647)            $  73,592
                                  ========    =========            ========      =======     =======             =========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable..............  $ 10,997    $                    $ 10,997      $ 2,147     $           20      $  13,144
  Accrued expenses..............       862                              862          143          50     21          1,055
  Revolving line of credit......    24,665                           24,665                    2,270     22         26,935
  Bank debt.....................                                                   3,548      (3,548)    23
  Other debt....................                                                     413        (413)    24
  Current portion --
    Subordinated debt...........       667                              667                                            667
                                  --------    ---------            --------      -------     -------             ---------
      Total current
        liabilities.............    37,191                           37,191        6,251      (1,641)               41,801
Subordinated debt...............       500                              500                                            500
Other non-current liabilities...                                                      31         389     24            420
Stockholders' equity:
  Preferred stock, $.01 par
    value, authorized 2,000,000
    shares; no shares issued
  Common Stock, $.01 par value,
    authorized 20,000,000
    shares; issued and
    outstanding March 30, 1996
    -- 6,508,572, Pro Forma
    March 30, 1996 --
    13,017,144..................        65           65     7           130                                            130
  Note receivable from
    Windmere....................                (10,848)    5       (10,848)                                       (10,848)
  Additional paid in capital....    29,293       23,637     7        52,930        1,617      (1,617)    25         52,930
  Accumulated deficit...........   (11,341)                         (11,341)          (6)          6     25        (11,341)
  Treasury stock................                                                  (1,216)      1,216     25
                                  --------    ---------            --------      -------     -------             ---------
      Total stockholders'
        equity..................    18,017       12,854              30,871          395        (395)               30,871
                                  --------    ---------            --------      -------     -------             ---------
Total liabilities and
  stockholder's equity..........  $ 55,708    $  12,854            $ 68,562      $ 6,677     $(1,647)            $  73,592
                                  ========    =========            ========      =======     =======             =========

                  See Notes to Pro Forma Financial Statements.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                       (In thousands, except share data)

     BASIS OF PRESENTATION: The pro forma balance sheet as of March 30, 1996 gives effect to the current assumptions relating to the Transaction and the acquisition of substantially all of the assets and certain liabilities of Block China assuming the Transaction and such acquisition were consummated on March 30, 1996. The pro forma statements of operations for the 39 weeks ended March 30, 1996 and the fiscal year ended July 1, 1995 give effect to the current assumptions relating to the Transaction and the acquisition of Block China assuming the Transaction and such acquisition had been consummated as of July 3, 1994.

PRO FORMA ADJUSTMENTS TO REFLECT THE TRANSACTIONS:

     (1) Records interest income at the stated rate of 8% on the face value of the note ($10,848) earned during the respective pro forma periods.

     (2) Records dividend income on the 748,112 shares of Windmere Common Stock based on per share dividends declared by Windmere during the pro forma period. The actual amount of dividends paid on the Windmere Common Stock is subject to the discretion of the board of directors of Windmere.

     (3) Records the additional income tax expense resulting from the Transaction. The "ownership change" in the Company for purposes of Section 382 of the IRC resulting from the Transactions will limit the extent to which the Company's net operating loss carryforwards ("NOLs") can be used to offset future taxable income. Subsequent to the ownership change, annual utilization of NOLs will be limited to approximately $900. Accordingly, the pro forma adjustment to income taxes includes the income tax effect of the pro forma increase in income before taxes, as well as the additional income tax expense on the historical amount of income before taxes resulting from the limitation on NOL utilization.

     The effective income tax rate is calculated by estimating annual income and income tax expense for each of the applicable fiscal years after giving effect to the limitations on the NOLs available to offset taxable income. The resultant effective income tax rate is then applied to income before taxes in each of the pro forma periods presented.

     (4) Records cash proceeds of the Transaction ($3,254), net of anticipated expenses ($500).

     (5) Records the note receivable from Windmere. The note is a valid and binding obligation of Windmere secured by certain assets of Windmere and its domestic subsidiaries.

     Management considers the note to be a significant asset of the Company due to its stated terms and the terms of the Transaction. However, in accordance with SEC interpretations of Rule 5-02.30 of Regulation S-X, the note will be displayed in the Company's balance sheet as a deduction from stockholders' equity until paid.

     (6) Records the Company's investment in 748,112 shares of Windmere Common Stock. The shares were valued using the quoted closing market price of Windmere Common Stock as of July 1, 1996, which was $13 1/2 per share. The value of the 748,112 shares of Windmere Common Stock on any future date may be higher or lower than the value on July 1, 1996.

     (7) Records the value of the 6,508,572 shares of Common Stock to be issued to Windmere. The total value of the shares of Common Stock to be issued to Windmere is calculated as the sum of the net cash proceeds of $2,754 (after anticipated expenses of $500), the investment in 748,112 shares of Windmere Common Stock valued using the quoted closing market price of Windmere Common Stock as of July 1, 1996, and the face value of the note receivable from Windmere of $10,848. The resultant total value of the 6,508,572 shares of Common Stock to be issued to Windmere is allocated first to Common Stock based on its par value of $.01 per share, with the remaining amount allocated to paid in capital.

PRO FORMA ADJUSTMENTS TO REFLECT THE ACQUISITION OF BLOCK CHINA:

     The following pro forma adjustments (i) include various assumptions with respect to the fair value of assets acquired and liabilities assumed in the acquisition, (ii) have been derived from the unaudited financial statements of Block China, and (iii) reflect the terms of the acquisition. Certain pro forma adjustments are based on the Company's preliminary assessments and assumptions and are therefore subject to adjustment. Such adjustments, however, are not expected to have a material impact on the accompanying pro forma financial statements. The Block China financial statements used to prepare the pro forma adjustments are unaudited and have been conformed to the Company's fiscal period. Such conformed financial statements do not exclude from or include more than once sales or income from any period.

     (8) Adjustments record the historical results of operations of Block China during the pro forma periods.

     (9) Records the additional depreciation and amortization expense during the pro forma periods resulting from the acquisition.

     (10) Records the change in interest expense in the pro forma periods resulting from the acquisition. Pro forma interest expense has been calculated using the Company's weighted average rate of 11.2%.

     (11) Records the income tax effect of the acquisition. The pro forma adjustment to income taxes assumes that the operations of Block China were included in the Company's consolidated tax provision for the pro forma periods.

     (12) Records the historical balances of Block China as of the pro forma date, March 31, 1996.

     (13) Records the cash payment to Block China of $1,485, the net cash of $1,277 used to retire Block China debt assumed in the acquisition and Block China cash of $25 not assumed. The Company retired Block China's bank debt of $3,548 through available cash of $1,277 and an advance on the Company's line of credit of $2,271. The Company's lender advanced such funds against certain assets of Block China.

     (14) Adjusts accounts receivable acquired in the acquisition to their assumed present value net of estimated allowances for uncollectible accounts and collection costs. The allowance for uncollectible accounts has been increased by $400 for pro forma purposes.

     (15) The Company has assumed that the historical value of inventory approximates the fair market value that will generate a reasonable profit margin upon disposition.

     (16) Eliminates certain prepaid expenses, aggregating $114, that the Company does not expect to acquire in the acquisition. Management assumes that the fair market value of the remaining prepaid expenses and other assets approximates book value.

     (17) Adjusts the value of plant and equipment to current replacement cost, which the Company assumes is approximately equal to gross historical amounts.

     (18) Records the estimated excess of the cost of the acquisition over the sum of the amounts assigned to tangible assets acquired less liabilities assumed. The Company estimates that this amount will be amortized over a weighted average period of approximately ten years. The following table illustrates the calculation of goodwill as of March 30, 1996:

    Purchase price:
      Cash payment to Block China...............................................   $1,485
      Liabilities assumed.......................................................    6,257
      Estimated transaction costs...............................................       50
                                                                                   ------
    Total purchase price........................................................    7,792
    Assumed fair value of tangible assets acquired..............................    6,399
                                                                                   ------
    Goodwill and other intangibles..............................................   $1,393
                                                                                   ======

     (19) The Company has assumed that the historical value of other assets approximates fair market value.

     (20) Because of the short term nature of the liability, the Company assumes the fair market value of accounts payable equals book value.

     (21) Records estimated direct costs of the acquisition of $50. Because of the short term nature of the liabilities, the Company assumes fair market value of the accrued expenses assumed in the acquisition approximates book value.

     (22) Records the advance on the Company's line of credit used to retire the amount of bank debt assumed in the acquisition in excess of available cash balances.

     (23) Records the retirement of bank debt assumed in the acquisition.

     (24) Reflects (i) the reclassification to non-current liabilities of $389 of debt payable to shareholders of Block China which was assumed by the Company subject to revised terms, and (ii) the elimination of $24 of other debt which was not assumed by the Company.

     (25) Records the elimination of Block China's equity resulting from the acquisition.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SALTON/MAXIM HOUSEWARES, INC.

                                          /s/ LEONHARD DREIMANN
                                          --------------------------------------
                                          Leonhard Dreimann
                                          Chairman, President
                                          and Chief Executive Officer

Dated: July 1, 1996

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
- ----------- ------------------------------------------------------------------------------------
     1      Asset Purchase Agreement dated July 1, 1996 by and among the Registrant, Block China and Robert C. Block.
     2.     Press Release of Registrant dated July 1, 1996